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                                                                    Exhibit 24.1
                                                                    ------------

                               POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Fox and Brian T. O'Neill, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any Registration Statement on Form S-8 of MarkWest Hydrocarbon, Inc. ("MarkWest") to be filed under the Securities Act of 1933 for the registration of shares of Common Stock of MarkWest, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


          SIGNATURE                    TITLE                        DATE
          ---------                    -----                        ----


 /s/ John M. Fox             President, Chief Executive       January 30, 1997
-------------------------       Officer and Director
     John M. Fox            (Principal Executive Officer)


 /s/ Brian T. O'Neill        Senior Vice President, Chief     January 30, 1997
-------------------------   Operating Officer and Director
     Brian T. O'Neill


 /s/ Arthur J. Denney                 Director                January 30, 1997
-------------------------
     Arthur J. Denney


 /s/ Norman H. Foster                 Director                January 30, 1997
-------------------------
     Norman H. Foster


 /s/ Barry W. Spector                 Director                January 30, 1997
-------------------------
     Barry W. Spector



 /s/ David R. Whitney                 Director                January 30, 1997
-------------------------
     David R. Whitney